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                                                              File No. 333-92765



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                        CONSOLIDATED NATURAL GAS COMPANY.
                     (Exact name of registrant as specified
                                 in its charter)



                                    DELAWARE
                         (State or other jurisdiction of
                         incorporation or organization)

                                   54-1966737
                      (I.R.S. Employer Identification No.)


                               120 TREDEGAR STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 819-2000
    (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)
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                          DEREGISTRATION OF SECURITIES


     Consolidated Natural Gas Company registered $1,000,000,000 of debt securities under Registration Statement No. 333-92765 on Form S-3. The registration statement was declared effective on December 23, 1999. No debt securities have been offered for sale under the registration statement.

     On January 28, 2000, Consolidated Natural Gas Company merged with and into DRI New Sub II, Inc., a subsidiary of Dominion Resources, Inc. Upon the Merger becoming effective, DRI New Sub II, Inc. changed its name to Consolidated Natural Gas Company.

     The registrant has been advised by the Commission that Registration Statement No. 333-92765 will not be available for its use as a successor issuer following completion of the merger. In accordance with the undertaking made in the registration statement to remove from registration, by means of a post-effective amendment, any debt securities remaining unsold at the termination of the offering, the registrant hereby removes from registration all debt securities initially registered under Registration Statement No. 333-92765.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 22nd day of December 2000.

                                                CONSOLIDATED NATURAL GAS COMPANY


                                                By: /s/ G. Scott Hetzer
                                                ---------------------------
                                                            Authorized Officer